UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Plug Power Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

April 18, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), to be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at the NASDAQ, Four Times Square (Corner of 43rd and Broadway), New York, New York 10036.

The Annual Meeting has been called for the purpose of (i) electing three Class III Directors, each for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 25, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the three nominees as Class III Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

Dr. Roger B. Saillant
President and Chief Executive Officer

REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS. Shareholders may elect to receive future distributions of proxy statements and annual reports by e-mail. To take advantage of this service, please see Delivery of Proxy Materials and Annual Report of this proxy statement for further information.

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 18, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Plug Power Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at the NASDAQ, Four Times Square (Corner of 43rd and Broadway), New York, New York 10036 (the “Annual Meeting”) for the purpose of considering and voting upon:

1. The election of three Class III Directors, each to hold office until the Company’s 2008 annual meeting of stockholders and until such director’s successor is duly elected and qualified; and

2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 25, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company’s common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

By Order of the Board of Directors

Gerard L. Conway, Jr.
Corporate Secretary

Latham, NY

April 18, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

(518) 782-7700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 18, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at the NASDAQ, Four Times Square (Corner of 43rd and Broadway), New York, New York 10036 and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three Class III Directors, each to hold office until the Company’s 2008 annual meeting of stockholders and until such director’s successor is duly elected and qualified; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 18, 2005 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 25, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 72,901,996 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 2,800 stockholders of record. However, management believes that a significant number of shares are held by brokers under a “nominee name” and that the number of beneficial shareholders of our Common Stock exceeds 80,000. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect a nominee as a director of the Company.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Stockholders who hold shares indirectly as the beneficial owner of shares held for them by a broker or other nominee (i.e., “in street name”) may direct their vote without attending the Annual Meeting by submitting voting instructions to their broker or nominee. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the three nominees of the Board of Directors as Class III Directors of the Company as listed in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) signing and duly delivering a proxy bearing a later date (or submitting new voting instructions with respect to shares held in street name), or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company is being mailed to stockholders of the Company concurrently with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors of the Company is fixed at ten and the Board of Directors currently consists of ten members. The Board of Directors is divided into three classes, with four directors in Class I, three directors in Class II and three directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting of stockholders.

At the Annual Meeting, three Class III Directors will be elected to serve until the annual meeting of stockholders in 2008 and until such directors’ successors are duly elected and qualified. The Board of Directors has nominated John M. Shalikashvili, Larry G. Garberding and Richard R. Stewart for re-election as Class III Directors. Shares represented by each properly executed proxy will be voted for the re-election of John M. Shalikashvili, Larry G. Garberding and Richard R. Stewart as directors, unless contrary instructions are set forth on enclosed proxy card. The nominees have agreed to stand for re-election and to serve, if elected, as directors. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

Information about our Directors

Set forth below is certain information regarding the directors of the Company, including the Class III Directors who have been nominated for re-election at the Annual Meeting.

Name	Age	Director Since
Class III—Term Expires 2005
John M. Shalikashvili*(1)	68	1999
Larry G. Garberding*(1)	66	1997
Richard R. Stewart*(3)	55	2003

Class I—Term Expires 2006
Dr. Roger B. Saillant	62	2000
Anthony F. Earley, Jr.(3)	55	1997
Gary K. Willis(2)	59	2003
Maureen O. Helmer(1)	48	2004

Class II—Term Expires 2007
George C. McNamee(2)(3)	58	1997
Douglas T. Hickey(2)	49	2000
J. Douglas Grant(1)	67	2002

*	Nominee for re-election.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

The principal occupation and business experience for at least the last five years for each director of the Company is set forth below.

Dr. Roger B. Saillant has served as our President and Chief Executive Officer and a member of the Board of Directors since December 2000. Prior to joining Plug Power, Dr. Saillant spent over 30 years with Ford Motor Company and Visteon Corporation, a full-service supplier of technology solutions to automotive manufacturers within the automotive aftermarket, a spin-off of Ford Motor Company, where he most recently served as Vice President and General Manager of Visteon’s Energy Transformation Systems group. Dr. Saillant was responsible for several billion in revenue, including Visteon’s Distributive Power unit, and for overseeing 12,000 employees on four continents. While at Ford Motor Company and Visteon Corporation, he held numerous management positions in the areas of component engineering, catalysts, electronics, and manufacturing. Dr. Saillant holds a Bachelor of Science degree in Chemistry from Bowdoin College and a Ph.D. in Chemistry from Indiana University, as well as a post-doctorate degree in Organometallic Chemistry from the University of California.

Anthony F. Earley, Jr. has served as a director of DTE Energy Company since 1994, as Chairman of the Board and Chief Executive Officer of DTE Energy Company and its subsidiary, The Detroit Edison Company, since 1998, and as President and Chief Operating Officer of DTE Energy Company and Detroit Edison since 1994. From 1989 to 1994, Mr. Earley served as the President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley currently serves as a director of Comerica Inc., and MASCO Corporation. Mr. Earley received a Bachelor of Science degree in Physics, a Master of Science degree in Engineering, and a Juris Doctorate from the University of Notre Dame.

Gary K. Willis retired as Chairman of the Board of Directors of Zygo Corporation, a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets, in November 2000 after having served in that capacity since November 1998. Mr. Willis had been a director of Zygo Corporation since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999. Prior to joining Zygo Corporation, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc., Benthos Corporation and Middlesex Health Services, Inc. Mr. Willis also serves as a member of the Audit Committee of Rofin-Sinar Technologies, Inc. and Benthos Corporation, a member of the Compensation Committee of Rofin-Sinar Technologies, Inc. and Chairman of the Compensation Committee of Benthos Corporation. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnical Institute.

George C. McNamee has served as Chairman of First Albany Companies Inc., a specialty investment banking firm, since 1984 and is a managing partner of FA Technology Ventures, an information and energy technology venture capital firm. Mr. McNamee also serves as a director of IRobot and Autotask. Mr. McNamee is a member of the Board of Directors of the New York Conservation Education Fund. Mr. McNamee received his Bachelor of Arts degree from Yale University.

Douglas T. Hickey has served as General Partner at Hummer-Winblad Venture Partners, a software venture capital firm, since October 2001. Prior to 2001, Mr. Hickey served as Chief Executive Officer and Director of Critical Path Inc., a messaging services provider. Prior to joining Critical Path, he was Senior Vice President of Frontier Corporation and President of Frontier GlobalCenter, leading Frontier’s strategic direction into the internet and data environment. Mr. Hickey joined GlobalCenter in its infancy and, as Chief Executive Officer, built that company into one of the leading web hosting organizations, ultimately leading to its merger with Frontier. Prior to joining GlobalCenter, he was President of Internet services at MFS Communications, which acquired UUnet Technologies, the first commercial Internet service provider. Before joining MFS Communications, Mr. Hickey was general manager of North American sales and field operation at wireless pioneer Ardis, a Motorola company. He led Ardis’s marketing and sales operation, including its successful direct and indirect distribution channels. Mr. Hickey holds a degree in Economics from Siena College.

J. Douglas Grant is a director of Sceptre Investment Counsel Limited, a leading Canadian investment management firm, and served as Chairman from 1986 to 2003 and as Chief Executive Officer from 1976 to 1990. In 1974 Mr. Grant was the President of the Toronto Society of Financial Analysts. Mr. Grant is currently a Director of the Ontario Teachers Pension Plan, the second largest pension fund in Canada. Mr. Grant attended the University of Toronto and graduated with a Bachelor of Arts in Political Science and Economics. Mr. Grant is a Fellow of the Institute of Chartered Accountants of Ontario and is a Chartered Financial Analyst. Mr. Grant’s son is the son-in-law of Dr. Roger B. Saillant, Plug Power’s President and Chief Executive Officer.

John M. Shalikashvili (U. S. Army-ret) was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe. He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is currently a director of L-3 Communications Holdings, Inc., a manufacturer of communications and related equipment, The Boeing Company, United Defense Industries, Inc., a publicly traded manufacturer of military track equipment and naval armament and the Russell Trust Co, a fully-owned subsidiary of Frank Russell Company, a non-depository bank. General Shalikashvili received a Bachelor of Science degree in Mechanical Engineering from Bradley University and a Master of Arts degree in International Affairs from George Washington University, and is a graduate of the Naval Command and Staff College and the United States Army War College.

Larry G. Garberding was a Director and Executive Vice President and Chief Financial Officer of DTE Energy Company and the Detroit Edison Company from 1990 until retiring in 2001. Mr. Garberding is currently a Director of Altarum Institute, a non-profit research and innovations institute, H2Gen Innovations, Inc., a developer of hydrogen generation equipment, Intermagnetics General Corporation, a manufacturer of magnetic resonance imaging and instrumentation products and Intermap Technologies Corporation, a digital mapping company. Mr. Garberding received a Bachelor of Science degree in Industrial Administration from Iowa State University.

Richard R. Stewart serves as President and Chief Executive Officer of GE Aero Energy (a business of GE Energy), a $2 billion segment of the General Electric Company that is headquartered in Houston, Texas and is a leading supplier of aeroderivative gas turbines for marine and commercial applications and the world’s largest aeroderivatives gas turbine service provider. Mr. Stewart began his General Electric career in 1998, as a result of General Electric’s acquisition of Stewart & Stevenson Services, Inc. Mr. Stewart began his career at Stewart and Stevenson Services, Inc. in 1972. Throughout his 26 years with Stewart & Stevenson, he was promoted in various positions and was Group Vice President and had served on the Board of Directors for 4 years at the time of the acquisition. Mr. Stewart graduated from the University of Texas, in Austin, Texas with a B.B.A. in Finance.

Maureen O. Helmer has been partner in the Albany, New York law firm of Couch White, LLP since April of 2003. From 1998 to 2003, Ms. Helmer served as Chairman of the New York State Public Service Commission. While Chairman, Ms. Helmer also served as Chairman of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chairman, Ms. Helmer served as Commissioner of the Public Service Commission from 1997 and was General Counsel to the Department of the Public Service Commission from 1995 through 1997. Ms. Helmer currently serves on the Foundation Board of the State University of New York at Albany and the Steering Committee for the Rappleyea Lawyer in Residence Initiative at Albany Law School Government Law Center. Ms. Helmer received a Bachelor of Science degree in Economics from the State University of New York at Albany and a Juris Doctorate from Buffalo Law School.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held four (4) meetings during the fiscal year ended December 31, 2004 (“Fiscal 2004”). During Fiscal 2004, each of the incumbent directors attended or participated in 75% or more of the meetings of the Board held during the period such person served as a director. The Board of Directors has established three standing committees, an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”).

Audit Committee

The Audit Committee consists of Messrs. Garberding (Chairman), Shalikashvili, and Grant and Ms. Helmer. The Audit Committee held five (5) meetings during Fiscal 2004 and each member attended all of the meetings during the period in which such person served on the committee, except for Mr. Shalikashvili who attended four of such meetings of the Audit Committee during Fiscal 2004.

Audit Committee Report

The Audit Committee of the Board of Directors (the Committee) is currently composed of four directors, each of whom is an independent director as defined in Rule 4200 (a) (15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. and the applicable rules of the Securities and Exchange Commission (SEC). In addition, the Board has made a determination that Mr. Garberding qualifies as an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Garberding’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

The Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. A more complete description of the Committee’s functions is set forth in the Committee’s charter which is published on the Investors section of the Company’s website at www.plugpower.com.

In accordance with the Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent auditors, KPMG LLP, report directly to the Committee and are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for auditing management’s assessment of the Company’s internal controls over financial reporting and for issuing separate reports thereon. In addition, KPMG will express its own opinion on the effectiveness of the company’s internal control over financial reporting. The Committee, among other matters, is responsible for appointing the Company’s independent auditors, evaluating such independent auditors’ qualifications, independence and performance, determining the compensation for such independent auditor, and pre-approval of all audit and non-audit services. Additionally, the Committee is responsible for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements including the work of the independent auditor. The Committee reports to the Board of Directors with regard to:

•	the scope of the annual audit;

•	fees to be paid to the auditors;

•	the performance of our independent auditors;

•	compliance with accounting and financial policies and financial statement presentation; and

•	our procedures and policies relative to the adequacy of internal accounting controls.

The Committee reviewed and discussed with management of the Company and KPMG, the Company’s 2004 quarterly consolidated financial statements and 2004 annual consolidated financial statements, including, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Additionally, the Committee has discussed with KPMG any matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company’s annual consolidated financial statements. The Committee has also discussed the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that KPMG discussed with management, the ramifications of using such alternative treatments and other written communications between KPMG and management.

KPMG has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm’s independence. The Committee has also concluded that KPMG’s performance of non-audit services is compatible with KPMG’s independence.

The Committee also discussed with KPMG their overall scope and plans for their audit and has met with KPMG, with and without management present, to discuss the results of their audit, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also discussed with KPMG whether there were any audit problems or difficulties, and management’s response.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee has also appointed KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2005. This report is provided by the following independent directors, who constitute the Committee:

Audit Committee:

Larry Garberding (Chairman)

J. Douglas Grant

John M. Shalikashvili

Maureen O. Helmer*

*	In 2004 Maureen Helmer was appointed by the Board to serve on the Committee.

Independent Auditors Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by KPMG LLP:

	2004	2003
Audit Fees	$244,500	$90,000
Audit-Related Fees	37,400	116,014
Tax Fees	30,900	37,980
All Other Fees	12,000	—

In the above table, and in accordance with new SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.

Compensation Committee

The Compensation Committee consists of Messrs. Willis (Chairman), Hickey and McNamee. The Compensation Committee held five (5) meetings during Fiscal 2004 and each member attended all of the meetings during the period in which such person served on the Committee. See “Report of the Compensation Committee and the Board of Directors on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation” for a further description of the activities of the Compensation Committee in Fiscal 2004.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the Committee) consists of Messrs. Earley (Chairman), McNamee and Stewart. The Committee’s responsibilities include establishing criteria for Board and committee membership, considering director nominations consistent with the requirement that a majority of the Board be comprised of directors who meet the independence requirements set forth in Rule 4350 of the Marketplace Rules of the National Association of Securities Dealers, Inc., identifying individuals qualified to become board members, and selecting the director nominees for election at each annual meeting of stockholders. The Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Committee’s functions is set forth in the Committee’s charter which is published on the Investors section of the Company’s website at www.plugpower.com.

In seeking and evaluating prospective members of the Board, the Nominating and Governance Committee considers the nature and scope of the Company’s business activities, and the capacity of the Board to provide oversight and positive contributions in areas of particular significance to the long-term creation of shareholder value. The Committee believes that individual candidates should also demonstrate proven success in business environments, high levels of commitment, adequate availability to actively participate in the Board’s affairs, and high levels of integrity and sensitivity to current business and corporate governance trends. Before recommending a candidate to the full Board, all members of the Committee will participate in meetings with the candidate, and the Committee also seeks to arrange meetings between the candidate and other Board members.

Candidates are typically identified by other Board members or in Board-member discussions with third parties, and the Committee will consider individuals recommended by shareholders. A shareholder who wishes to recommend a candidate for consideration by the Committee should do so in writing by submitting the candidates name, and qualifications c/o Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110, attention: Corporate Secretary. Candidates recommended by shareholders will be considered according to the same standards of perceived Company need and potential individual contribution as are applied to candidates from other sources.

Director Compensation

The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (“Plan”) to ensure that the compensation aligns the directors’ interests with the long-term interests of our stockholders; and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Committee also considers whether the Plan fairly compensates our directors when considering the work required in a company of our size and scope. Employee directors do not receive additional compensation for their services as directors. Following is a summary of the Plan:

Under the Plan, upon initial election or appointment to the Board of Directors, new non-employee directors receive non-qualified stock options to purchase 15,000 shares (50,000 shares for any new non-employee Chairman) of Common Stock with an exercise price equal to fair market value on the date of grant and that are fully vested upon grant. Each year of a non-employee director’s tenure, the director will receive non-qualified options to purchase 10,000 shares (15,000 shares for any non-employee Chairman), plus non-qualified options to purchase an additional 5,000 shares for serving as chairman of the Audit Committee and non-qualified options to purchase an additional 2,000 shares for serving as chairman of any other committee, including the Compensation Committee and the Corporate Governance and Nominating Committee. These annual options, with an exercise price equal to fair market value on the date of grant, fully vest on the first anniversary of the date of the grant.

In addition, each non-employee director is paid an annual retainer of $30,000 ($40,000 for any non-employee Chairman) for their services. Committee members receive additional annual retainers in accordance with the following:

Committee	Non-Employee Chairman	Non-Employee Director
Audit Committee	$20,000	$15,000
Compensation Committee	10,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees.

The total amount of the annual retainers are paid in a combination of fifty (50%) percent cash and fifty (50%) percent Common Stock with an option to receive up to one hundred (100%) percent Common Stock, at the election of the non-employee director. All such stock shall be fully vested at the time of issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at board meetings.

Contacting the Board of Directors

You may contact any of our directors by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below.

Executive Officers	Age	Position
Dr. Roger B. Saillant	62	President, Chief Executive Officer and Director
Gregory A. Silvestri	44	Chief Operating Officer
David A. Neumann	42	Vice President and Chief Financial Officer
Mark A. Sperry	44	Vice President and Chief Marketing Officer
Dr. John F. Elter	63	Vice President and Chief Technology Officer

Dr. Roger B Saillant’s biographical information can be found in the section entitled “Information about our Directors” in this proxy statement.

Gregory A. Silvestri has served as Chief Operating Officer since August 2000. In that capacity, Mr. Silvestri manages the full range of manufacturing activities, product engineering and supply chain management. From June 1999 to August 2000 Mr. Silvestri served as our Vice President of Operations. From May 1991 to May 1999, Mr. Silvestri served in a number of senior general management positions responsible for North American and Asia-Pacific operations for Norton Company, an operating unit of Saint-Gobain Corporation that supplies engineered materials to a variety of industries. Prior to that time, Mr. Silvestri served as an Engagement Manager within the Industrial Practice Group of McKinsey & Company. Mr. Silvestri received his Bachelor of Science and Engineering degree in Chemical Engineering from Princeton University and a Masters in Business Administration degree, with honors, from the University of Virginia.

David A. Neumann was appointed Vice President and Chief Financial Officer in January 2003. In that capacity, Mr. Neumann is responsible for management of finance, accounting, investor relations and information systems. Prior to his appointment, Mr. Neumann served as Corporate Controller for the Company since December 1997. Prior to joining the Company, Mr. Neumann was with Trans World Entertainment, where he managed the external reporting functions of the Company. Mr. Neumann also held the position of Assistant Corporate Controller for The Raymond Corporation in Greene, New York and was a senior associate with PricewaterhouseCoopers (formerly Coopers & Lybrand). Mr. Neumann is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the State University of New York at Plattsburgh.

Mark A. Sperry has served as Vice President and Chief Marketing Officer since May 2000. In that capacity, Mr. Sperry is responsible for all sales and marketing activities including product strategy development, channel management, market engagement, government relations and marketing communications. Additionally, Mr. Sperry manages our field service and applications development activities. Prior to joining the Company, Mr. Sperry spent 15 years at Xerox Corporation, where he most recently served as Vice President and General Manager for the Production Color Business within the North American Solutions Group. While at Xerox, he held a wide variety of positions spanning finance, operations, marketing and strategy, including worldwide marketing responsibility for the highly successful, multi-billion dollar DocuTech product family. Mr. Sperry received Bachelor of Arts degrees in Economics and Political Science from Dickinson College and a Masters in Business Administration from Syracuse University.

Dr. John F. Elter has served as Vice President and Chief Technology Officer since September 2004 prior to which he was the Vice President of Research and Systems Architecture since March 2001. Prior to joining Plug Power, Dr. Elter worked at Eastman Kodak Corporation, where he most recently served as Vice President and Chief Technology Officer in the professional division. Prior to his employment at Eastman Kodak Corporation, Dr. Elter spent over 30 years at Xerox Corporation, where he held a variety of management positions spanning advanced technology, engineering, quality, strategy and architecture, business development and operations. Dr. Elter has a proven track record in leading high technology innovation and product commercialization, which includes two major product platforms at Xerox Corporation that have generated over $40 billion in revenue.

Dr. Elter holds a Bachelor of Science degree in Mechanical Engineering from Purdue University, a Master of Science degree in Mechanical Engineering from New York University, and a Ph.D. in Mechanical and Aerospace Sciences from the University of Rochester.

Subject to any terms of any employment agreement with the Company (as further described in the Proxy Statement), each of the executive officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the individual serving as the Company’s Chief Executive Officer and the four other most highly compensated executive officers during Fiscal 2004 (“named executive officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards ($)(1)	Securities Underlying Options(#)	All Other Compensation($)
Dr. Roger B. Saillant(2) President and Chief Executive Officer	2004 2003 2002	300,000 300,000 300,000	— — —	271,038 — —	100,000 — —	14,711 15,352 11,881

Gregory A. Silvestri(3) Chief Operating Officer	2004 2003 2002	259,002 249,552 235,000	36,000 42,650 48,500	61,750 35,463 —	25,000 — —	— — —

Mark A. Sperry(4) Vice President and Chief Marketing Officer	2004 2003 2002	226,987 218,601 205,000	33,000 38,875 48,500	49,404 406,400 —	20,000 — —	11,131 10,930 4,613

Dr. John F. Elter(5) Vice President of Research and System Architecture	2004 2003 2002	254,925 244,904 225,000	32,000 37,500 48,500	61,750 169,332 —	25,000 — —	12,501 12,245 10,471

David A. Neumann(6) Vice President and Chief Financial Officer	2004 2003 2002	154,500 147,116 100,000	31,000 39,575 30,000	45,696 71,120 —	18,500 — —	7,874 7,356 4,558

(1)	The amounts in this column represent the value of Restricted Common Stock awards. The value of these awards is calculated by multiplying the number of shares underlying such award by the closing market price of our common stock on the date of grant.

On February 10, 2004, the Company awarded 6,712 shares of Restricted Common Stock to Mr. Silvestri, 5,370 shares of Restricted Common Stock to Mr. Sperry, 6,712 shares of Restricted Common Stock to Dr. Elter and 4,967 shares of Restricted Common Stock to Mr. Neumann, for services rendered, valued at $9.20 per share, which was based on the closing market price of our Common Stock on the date of the grant. The shares of Restricted Common Stock awarded to Messrs. Silvestri, Sperry, Elter and Neumann vest in three equal installments on August 10, 2004, February 20, 2005 and August 10, 2005.

On August 13, 2004, the Company awarded 54,865 fully vested shares of Restricted Common Stock to Dr. Saillant, for services rendered, valued at $4.94 per share, which was based on the closing market price our Common Stock on the date of the grant.

On June 20, 2003, we issued shares of Restricted Common Stock pursuant to a stock option exchange approved by our shareholders. The shares of Restricted Common Stock, valued at $5.08 per share, which was based on the closing market price of our Common Stock on the date of grant, vest in three equal installments on March 20, 2005, June 20, 2005 and September 20, 2005. Under this exchange offer, Mr. Silvestri received 26,666 shares of Restricted Common Stock, Mr. Sperry received 80,000 shares of Restricted Common Stock, Mr. Elter received 33,333 shares of Restricted Common Stock and Mr. Neumann received 14,000 shares of Restricted Common Stock.

(2)	The amount of other compensation in 2004, 2003 and 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $14,711, $15,352 and $11,881, respectively.

(3)	In aggregate, Mr. Silvestri held 31,141 shares of unvested Restricted Common Stock with a value of $190,272, based on the closing market price of our Common Stock at December 31, 2004 of $6.11.

(4)	The amount of other compensation in 2004, 2003 and 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $11,131, $10,930 and $4,613, respectively. In aggregate, Mr. Sperry held 83,580 shares of unvested Restricted Common Stock with a value of $510,674, based on the closing market price of our Common Stock at December 31, 2004 of $6.11.

(5)	The amount of other compensation in 2004, 2003 and 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $12,501, $12,245 and $10,471, respectively. In 2003, Mr. Elter elected to receive a portion of his annual bonus in the form of Plug Power common stock in the amount of $32,500. In aggregate, Mr. Elter held 37,808 shares of unvested Restricted Common Stock with a value of $231,707, based on the closing market price of our Common Stock at December 31, 2004 of $6.11.

(6)	Mr. Neumann was appointed Vice President and Chief Financial Officer in January 2003. The amount of other compensation in 2004, 2003 and 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $7,874, $7,356 and $4,558, respectively. In aggregate, Mr. Neumann held 17,312 shares of unvested Restricted Common Stock with a value of $105,776, based on the closing market price of our Common Stock at December 31, 2004 of $6.11.

Option Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
Dr. Roger B. Saillant(3) President and Chief Executive Officer	100,000	7.0%	$7.70	4/01/14	$484,249	$1,227,182

Gregory A. Silvestri(4) Chief Operating Officer	25,000	1.8%	$9.20	2/10/14	$144,646	$366,561

Mark A. Sperry(5) Vice President and Chief Marketing Officer	20,000	1.4%	$9.20	2/10/14	$115,717	$293,249

Dr. John F. Elter(6) Chief Technology Officer	25,000	1.8%	$9.20	2/10/14	$144,646	$366,561

David A. Neumann(7) Vice President and Chief Financial Officer	18,500	1.3%	$9.20	2/10/14	$107,038	$271,255

(1)	All options were granted under our 1999 Stock Option Plan and have a 10-year term.

(2)	Potential realizable value is based on the assumption that Plug Power’s Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon Securities and Exchange Commission requirements and do not reflect Plug Power’s projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of Common Stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

(3)	Of the options shown in this table as granted to Dr. Saillant, one third of such options shall vest on each of October 1, 2004, April 1, 2005 and October 1, 2005, respectively.

(4)	Of the options shown in this table as granted to Mr. Silvestri, one third of such options shall vest on each of August 9, 2004, February 9, 2004 and August 9, 2005, respectively.

(5)	Of the options shown in this table as granted to Mr. Sperry, one third of such options shall vest on each of August 9, 2004, February 9, 2004 and August 9, 2005, respectively.

(6)	Of the options shown in this table as granted to Dr. Elter, one third of such options shall vest on each of August 9, 2004, February 9, 2004 and August 9, 2005, respectively.

(7)	Of the options shown in this table as granted to Mr. Neumann, one third of such options shall vest on each of August 9, 2004, February 9, 2004 and August 9, 2005, respectively.

Fiscal Year-End Option Values

Option Exercises and Option Values. The following table sets forth the number and value of unexercised options to purchase our Common Stock held by the named executive officers at December 31, 2004. None of the named executive officers exercised any stock options in Fiscal 2004.

(Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values )

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In- the-Money Options at Fiscal Year-End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Roger B. Saillant	—	—	420,080	441,667	5,333	10,667
Gregory A. Silvestri	—	—	203,333	26,667	—	—
Mark A. Sperry	—	—	32,694	22,333	—	—
Dr. John F. Elter	—	—	35,143	25,667	—	—
David A. Neumann	—	—	32,978	19,001	14,052	—

(1)	None of the options held by Messrs. Silvestri, Sperry and Elter had any value because the exercise price for each option exceeded the last reported sale price on the Nasdaq National Market on December 31, 2004. Messrs. Saillant and Neumann held 100,000 and 9,563 options, respectively, with an exercise price that was below the last reported sale price on December 31, 2004 of $6.11.

Employment Agreements

Dr. Saillant and the Company are parties to an employment agreement which renews automatically for successive one-year terms unless Dr. Saillant or the Company gives notice to the contrary. Dr. Saillant receives an annual base salary of $300,000 and is eligible to: (i) receive an annual incentive bonus with a target amount equal to 100 percent of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit and executive perquisites. Dr. Saillant’s employment may be terminated by the Company for “cause”, as defined in the agreement, or by Dr. Saillant for “good reason”, as defined in the agreement, or without “good reason” upon sixty days’ prior notice to the Company. If Dr. Saillant’s employment is terminated by the Company for any reason other than cause, death or disability, or in the event that Dr. Saillant terminates his employment with the Company and is able to establish “good reason”, the Company is obligated to pay Dr. Saillant the sum of the following amounts: (i) his expected bonus through the date of termination; plus (ii) either, two years’ annual base salary and two years’ expected bonus if the date of termination occurs within one year after a change in control of the Company, or one year’s annual salary and expected bonus if the termination occurs either in the absence of a change in control or more than one year after a change in control. In the event, of a termination for “good reason,” Dr. Saillant is entitled to be fully vested in any outstanding restricted stock, stock options and other stock awards previously granted. Furthermore, the Company is required to continue paying health insurance and other benefits to Dr. Saillant and his eligible family members for the applicable period.

The Company and Mr. Silvestri are parties to an agreement pursuant to which he will receive 100% of his base salary, continuation of employee benefits and vesting of stock options for twelve months in the event of a termination of his employment for any reason, including voluntary termination. Mr. Silvestri’s agreement survives both or either (a) a merger, reorganization or consolidation, or (b) a sale of all or substantially all of the assets or stock of our company.

The Company and each of Messrs. Elter, Neumann and Sperry are parties to individual agreements that provide, among other things, that, if within a year after a change in control, the Company terminates such executive or assigns him duties materially inconsistent with his position (a “Terminating Event”), he shall be entitled to (1) receive a lump sum payment equal to the sum of (i) his average annual base salary over the three fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three fiscal years prior to the change in control, (2) continue vesting in his options for twelve (12) months, and (3) receive benefits, including health, dental and life insurance for twelve (12) months.

The following Report of the Compensation Committee of the Board of Directors on Executive Compensation, and the Shareholder Return Performance Graph on page 17 will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee (the Committee) reviews and evaluates individual executive officers and determines the compensation for each executive officer (See EXECUTIVE COMPENSATION). The Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, and evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs and review of the Company’s management succession plans. A more complete description of the Committee’s functions is set forth in the Committee’s charter which is published on the Investors section of the Company’s website at www.plugpower.com. Each member of the Committee is an “independent director” as defined by the applicable rules of the Nasdaq Stock Market, except as otherwise permitted by the applicable rules of that market.

In general, the Committee designs compensation to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company’s stockholders. We rely upon our judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting our judgments include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Company’s financial results; the executive’s effectiveness in leading our initiatives to increase customer value, productivity and revenue growth; the executive’s contribution to the Company’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable law and our ethics policies; and the executive’s commitment to community leadership and diversity.

Compensation for the named executive officers during Fiscal 2004 included base salary, annual bonus and incentive awards.

Base Salary. Base salary was determined by reviewing the previous levels of base salary, base salaries paid by comparable companies to executives with similar responsibilities, perceived level of individual performance and the overall performance of the Company. No specific weight was given to any of these factors in the evaluation of base salaries because each of these factors was considered significant and the relevance of each varies depending on an officer’s responsibilities.

Annual Bonus. For Fiscal 2004, bonus amounts were based on the named executive officers’ specific contributions made during the year toward the Company’s goals established at the beginning of the year. Bonus amounts were paid in the first quarter of Fiscal 2005. Stock options are also granted to executive officers based upon their specific responsibilities and are granted by the Compensation Committee. The Compensation Committee believes that the current salary and bonus structure along with existing stock options, which generally vest equally over three or four years, will serve to properly motivate the executive team to achieve the short- and long-term goals of the Company.

Incentive Awards. We make annual grants of stock options to substantially all of the employees of the Company, including our named executive officers. Unvested stock options are forfeited if the employee or executive voluntarily leaves the Company, and are vested if the employee or executive retires at normal retirement age, or later. Each stock option permits the employee or executive, generally for a period of ten years, to purchase one share of Plug Power stock from the Company at the exercise price, which is the price of Plug

Power stock on the date of grant. Stock options have value only to the extent the price of Plug Power stock on the date of exercise exceeds the exercise price. Stock options granted in 2004 generally become exercisable in three equal annual installments beginning one year after the grant date.

Compliance with Internal Revenue Code Section 162(m): The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m), which bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company’s executive officers is well below the $1 million limitation. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

Chief Executive Officer’s Fiscal 2004 Compensation: The Committee determined Dr. Saillant’s annual base salary and incentives (as described under the caption “Employment Agreements”) in accordance with the principles and methods applied to other executive officers at similar companies. As President and Chief Executive Officer of the Company, Dr. Saillant was eligible to participate in the same executive compensation programs available to the Company’s other Executive Officers. For Fiscal 2004, the Company paid Dr. Saillant a base salary of $300,000, which is the annual salary rate that has been in effect for him since December, 2000. Dr. Saillant also received fully vested shares of Plug Power stock with a value of approximately $325,000.

This report on executive compensation for Fiscal 2004 is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Compensation Committee:

Gary K Willis (Chairman)

Douglas T. Hickey

George C. McNamee

Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, Messrs. Willis (Chairman), Hickey and McNamee served as members of the Compensation Committee. For information regarding their relationships with the Company, see “Certain Relationships and Related Transactions” below. All related party transactions have been approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 25, 2005, First Albany Capital Inc. (FAC) owned approximately 0.2% of our outstanding Common Stock and First Albany Companies Inc. and First Albany Capital Inc. owned approximately 4.6% and 4.9% respectively of Mechanical Technology Incorporated (MTI) which beneficially owned approximately 7.7% of our Common Stock as of March 25, 2005. George C. McNamee, the Chairman of FAC is currently the Chairman of our Board of Directors.

Edison Development Corporation (EDC) beneficially owned approximately 14.9% of our outstanding Common Stock as of March 25, 2005. Anthony F. Earley, Jr., the Chairman, Chief Executive Officer, President and Chief Operating Officer of DTE Energy Company (DTE), is a member of our board of directors. We have an exclusive distribution and service agreement with DTE Energy Technologies, Inc. (an affiliate of EDC and DTE) for the states of Michigan, Ohio, Illinois, and Indiana, including nonexclusive rights for distribution and service of specified products in specified countries, as set forth in the agreement. Under the agreement we can sell directly or negotiate nonexclusive distribution rights to third parties for the GenCore backup power product line and the GenSite hydrogen generation product line. Starting in the fourth quarter of 2004 for GenCore and in the fourth quarter of 2005 for GenSite, we have agreed to pay a 5% commission to DTE Energy Technologies, Inc., based on sales price of units shipped to the above noted states. The distribution agreement expires on December 31, 2014. No receivable was outstanding at December 31, 2004.

GEPS Equities, Inc., an indirect wholly owned subsidiary of General Electric Company that operates within its GE Energy (formerly known as GE Power Systems) business, beneficially owned approximately 8.8% of our outstanding Common Stock as of March 25, 2005. Richard R. Stewart, President and Chief Executive Officer of GE Aero Energy (a business of GE Energy), is a member of our board of directors. Pursuant to an agreement with GE MicroGen, we have agreed to use our best efforts to cause one individual nominated by GE Energy to be elected to our Board of Directors for as long as our distribution agreement with GEFCS is in effect.

We are party to a joint venture agreement with GE MicroGen, Inc. to form GE Fuel Cell Systems, LLC (GEFCS), to exclusively market, sell, install and service certain of our PEM fuel cell systems under 35 kW designed for use in residential, commercial and industrial stationary power applications on a global basis, with the exception of the states of Illinois, Indiana, Michigan and Ohio, in which DTE Energy Technologies, Inc., has exclusive distribution rights. GE MicroGen, Inc. is a wholly owned subsidiary of General Electric Company that operates within the GE Energy business.

Under a separate agreement with the General Electric Company, for our product development effort, we have agreed to source technical support services, including engineering, testing, manufacturing and quality control services. Under this agreement, the Company has committed to purchase a minimum of $12.0 million of such services over a five year period, which began September 30, 1999. During 2004, we amended the original contract with General Electric to extend the period through September 2006. During Fiscal 2004 we purchased approximately $1.6 million of such services and through December 31, 2004 had purchased approximately $9.9 million of such services.

Five-Year Performance Graph

Below is a line graph comparing the percentage change in the cumulative total return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the Nasdaq Composite Index and the companies included within the Russell 3000 Technology Composite for the period commencing December 31, 1999 and ending December 31, 2004. The calculation of the cumulative total return assumes a $100 investment in the Company’s Common Stock, the Nasdaq Composite Index and the Russell 3000 Technology Composite on December 31, 1999 and the reinvestment of all dividends. The beginning measurement point is established by the market close on October 29, 1999.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 25, 2005 by:

•	all persons known by us to have beneficially owned 5% or more of the Common Stock;

•	each of our directors;

•	the named executive officers; and

•	all directors and executive officers as a group.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.

	Shares Beneficially Owned(1)
Name and Address (1) of Beneficial Owner	Number(2)	Percent(2)(%)
DTE Energy Company(3)	10,904,196	14.9

General Electric Company(4)	6,476,886	8.8

Mechanical Technology Incorporated	5,593,227	7.7

Anthony F. Earley, Jr.(5)	10,985,196	15.0

Larry G. Garberding(6)	130,106	*

J. Douglas Grant(7)	53,382	*

Maureen O. Helmer(8)	25,000	*

Douglas T. Hickey(9)	55,000	*

George C. McNamee(10)	643,323	*

Richard R. Stewart(11)	5,696,886	7.8

John M. Shalikashvili(12)	79,762	*

Gary K. Willis(13)	118,238	*

Dr. Roger B. Saillant(14)	686,076	*

Gregory A. Silvestri(15)	258,701	*

Mark Sperry(16)	133,718	*

Dr. John F. Elter(17)	93,978	*

David A. Neumann(18)	69,443	*

All executive officers and directors as a group (14 persons)(19)	19,028,809	25.4

*	Represents less than 1% of the outstanding shares of Common Stock

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder. The address of Mechanical Technology Incorporated is 431 New Karner Road, Albany, New York 12205. The address DTE Energy Company is 2000 Second Avenue, 644 WCB, Detroit, Michigan 48226. The address of General Electric Company is c/o GE Energy, One River Road, Schenectady, New York 12345. The address of all other listed stockholders is c/o Plug Power Inc., 968 Albany-Shaker Road, Latham, New York 12110.

(2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 25, 2005, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of March 25, 2005, but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 72,901,996 shares of Common Stock outstanding as of March 25, 2005.

(3)	Includes 10,904,196 shares owned of record by Edison Development Corporation, an indirect wholly owned subsidiary of DTE Energy Company, of which 270,000 are shares of Plug Power Common Stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(4)	Includes 5,671,886 shares of Plug Power Common Stock owned of record by GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Energy business, and 805,000 shares of Plug Power Common Stock issuable upon the exercise of an outstanding option that is exercisable within 60 days of March 25, 2005, by GEPS Equities, Inc.

(5)	Includes 10,904,196 shares of Plug Power Common Stock owned of record by Edison Development Corporation, an indirect wholly-owned subsidiary of DTE Energy Company, of which 270,000 are shares of Plug Power Common Stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 25, 2005. Mr. Earley, a director and executive officer of DTE Energy Company, may be deemed the beneficial owner of these shares. Mr. Earley disclaims beneficial ownership of these shares. Also includes 77,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options held by Mr. Earley that are exercisable within 60 days of March 25, 2005. Mr. Earley has assigned to DTE Energy Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.

(6)	Includes 100,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005, including 40,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options where Mr. Garberding has assigned to DTE Energy Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.

(7)	Includes 35,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(8)	Includes 25,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(9)	Includes 55,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(10)	Includes 270,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options held by Mr. McNamee that are exercisable within 60 days of March 25, 2005. Also includes 121,088 shares of Plug Power Common Stock owned of record by First Albany Capital Inc., a broker-dealer subsidiary of First Albany Companies Inc. Mr. McNamee, Chairman of First Albany Companies Inc, may be deemed the beneficial owner of these shares. Mr. McNamee disclaims beneficial ownership of these shares.

(11)

Includes 5,671,886 shares of Plug Power Common Stock owned of record by GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Energy business. Mr. Stewart, a senior vice president of General Electric Company and the president and chief executive officer of GE Energy, disclaims beneficial ownership of these shares. Also includes 25,000 shares of Plug Power common stock issuable upon exercise of outstanding options held by Mr. Stewart that are exercisable within 60 days of March 25, 2005. Mr. Stewart has assigned to General Electric Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.

(12)	Includes 75,000 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(13)	Includes 104,685 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(14)	Includes 640,907 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(15)	Includes 221,666 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(16)	Includes 48,359 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(17)	Includes 52,475 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(18)	Includes 45,812 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

(19)	Includes 2,045,904 shares of Plug Power Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 25, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, as defined by section 16, and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from Section 16 Persons that no other Section 16(a) reports were required for such persons during Fiscal 2004, the Company believes that during Fiscal 2004 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone or personally. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their reasonable expenses by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company on or before December 15, 2005, to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Albany, New York, 12110. Such proposal must also comply with the requirements as to forma and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2006 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not less than 90 days nor more than 120 days prior to May 18, 2006, which dates are February 17, 2006 and January 18, 2006, respectively. If the date of the 2006 Annual Meeting is subsequently moved more than 30 days before or more than 60 days after May 18, 2006, such proposals must be received not more than 120 days prior to the date of the 2006 Annual Meeting and not later than the later of (a) 90 days prior to the date of the 2006 Annual Meeting or (b) the 10th day following the date on which public announcement of the 2006 Annual Meeting is made, as set forth in the Company’s By-laws. Stockholder proposals must include all supporting documentation required by the Company’s By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

INDEPENDENT ACCOUNTANTS

The Company has selected KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005. A KPMG LLP representative will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Electronic Delivery

The notice of Annual Meeting and Proxy Statement and 2005 Annual Report are available on our Internet site at www.plugpower.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, shareholders can elect to receive these communications electronically via the World Wide Web.

Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses ADP Investor Communications Services, you can sign up to receive electronic proxy materials at www.InvestorDelivery.com.

Householding Information

As permitted by the SEC’s proxy statement rules, the Company will deliver only one annual report or proxy statement to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered and will include instructions as to how the shareholder can notify the

Company that the shareholder wishes to receive a separate copy of the annual report or proxy statement. Registered shareholders wishing to receive a separate annual report or proxy statement in the future or registered shareholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact the Company’s Transfer Agent:

American Stock Transfer and Trust Company

6201 15th Avenue

Brooklyn, NY 11219

800-937-5449

www.amstock.com

ANNUAL REPORT ON FORM 10-K

The Company’s 2004 Annual Report was mailed to shareholders with this proxy statement. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, which has been filed with the SEC. Shareholders may receive a copy of the Form 10-K by:

(1)	Writing to Chief Financial Officer, Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110;

(2)	Calling (518) 782-7700;

(3)	Accessing the Company’s website at www.plugpower.com; or

(4)	Accessing the SEC’s website at www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ANNUAL MEETING OF STOCKHOLDERS OF

PLUG POWER INC.

May 18, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1: Election of three Class III Directors, each to hold office until the Company’s 2008 Annual Meeting of Stockholders and until his successor is duly elected and specified.				In their discretion, the proxy holders are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES ☐ Richard R. Stewart ☐ Larry G. Garberding ☐ John M. Shalikasvili		WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXY HOLDERS ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Please be sure to sign and date this Proxy. PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

To change the address on your account, please check the box at right and include your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                                           Date:                       Signature of Stockholder:                                                           Date:

Note:	The proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guarantor, please give full title as such. If the signer is a corporation, please sign the corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLUG POWER INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PLUG POWER INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 18, 2005

The undersigned hereby constitutes and appoints David Neumann and Gerard L. Conway, Jr. Proxies of the undersigned, with full power of substitution in each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Plug Power Inc. (the “Company”) held of record by the undersigned as of the close of business on March 25, 2005, at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the NASDAQ, Four Times Square (Corner of 43rd and Broadway), New York, New York 10036, at 10:00 a.m. local time, on Wednesday, May 18, 2005, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXY HOLDERS ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.